                                     Registration No. 33-
- ----------------------------------------------------------------------------
- ----------------------------------------------------------------------------

                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -------------------------------
                                 Form S-8

                             REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                         -------------------------------
                                   ARMCO INC.

            (Exact name of registrant as specified in its charter)

                  Ohio                                   31-0200500
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                    Identification No.)

                                  One Oxford Centre
                                   301 Grant Street
                            Pittsburgh, Pennsylvania 15219-1415

              (Address of principal executive offices, including Zip Code)

                          -------------------------------

                                      ARMCO INC.
                           THRIFT PLAN FOR HOURLY EMPLOYEES
                                (Full title of the Plan)
                          --------------------------------

                                 GARY R. HILDRETH, ESQ.
                   Vice President, General Counsel and Secretary
                                      Armco Inc.
                                  One Oxford Centre
                                  301 Grant Street
                          Pittsburgh, Pennsylvania 15219-1415
                       (Name and address of agent for service)

             Telephone number, including area code, of agent for service:

                                     (412) 255-9800

                             CALCULATION OF REGISTRATION FEE

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- -----------------------------------------------------------------------------------
                                Proposed          Proposed
Title of                        maximum            maximum
securities to    Amount to      offering           aggregate       Amount of
be registered    be registered  price per unit(1)  offering price  registration fee
- ---------------------------------------------------------------------------------------------------

Common Stock,
par value
$.01 per share.  1,750,000 shares $5.8750           $10,281,250     $3,547.03

Preferred Stock
Purchase
Right . . . . .  1,750,000 rights   (3)               (3)            $100.00
- -----------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of interests to be offered or sold pursuant to the Armco Inc. Thrift Plan for Hourly Employees.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of Armco Inc. Common Stock on the New York Stock Exchange as shown on the Composite Tape on June 24, 1994.

(3) Each share of Armco Inc. Common Stock offered pursuant to this Registration Statement will be accompanied by one Preferred Stock Purchase Right of Armco Inc. The Preferred Stock Purchase Rights are also being registered by this Registration Statement and are currently attached to and transferable only with the shares of Armco Inc. Common Stock registered hereby. The $100 registration fee paid with respect to the Preferred Stock Purchase Rights represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act of 1933, as amended.
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

                                     PART II


Item 3.  Incorporation of Documents by Reference
- ------------------------------------------------

     The following documents, descriptions, amendments and reports filed by Armco Inc. ("Armco") or the Armco Inc. Thrift Plan for Hourly Employees (the "Plan") are incorporated by reference into this Registration Statement:

     (a)  Armco's Annual Report on Form 10-K for the year ended December 31,
1993;

     (b) Armco's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994;

     (c) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1992 (filed as Amendment No. 1 to Armco's Annual Report on Form 10-K for the fiscal year ended December 31, 1992);

     (d) All other reports filed by Armco pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1992;

     (e) The description of Armco Capital Stock that appears as Exhibit 99 to Armco's Annual Report on Form 10-K for the year ended December 31, 1993 and any description of Armco Capital Stock that appears in any prospectus forming a part of any subsequent registration statement of Armco filed under the Securities Act of 1933, as amended (the "Securities Act"), or in any subsequent registration statement or report filed by Armco pursuant to
Section 12 of the Exchange Act; and

     (f) The description of Armco's Preferred Stock Purchase Rights that appears in Armco's Registration Statement on Form 8-A, dated July 7, 1986, filed under Section 12 of the Exchange Act, as amended by Amendment No. 1 thereto on Form 8, dated July 11, 1988, and any description of Armco's Preferred Stock Purchase Rights that appears in any prospectus forming a part of any subsequent registration statement of Armco filed under the Securities Act or in any subsequent registration statement or report filed by Armco pursuant to Section 12 of the Exchange Act.

     All documents subsequently filed by Armco pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
- ----------------------------------

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel
- -----------------------------------------------

     Not Applicable.

Item 6.  Indemnification of Directors and Officers
- --------------------------------------------------

     Section 1701.13(E) of the Ohio Revised Code, under which law Armco is incorporated, grants corporations the power to indemnify a director, officer, employee or agent against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any proceeding, other than a derivative action, to which he is a party by reason of the fact that he is or was a director, officer, employee or agent of the corporation or was serving in a similar capacity with another entity at the request of the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful. In the case of a derivative action, indemnification is limited to expenses and no indemnification shall be made in respect of (i) any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, a court determines, despite the adjudication of liability, but in view of all the circumstances of the case, that such person is fairly and reasonably entitled to indemnity for expenses or (ii) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Revised Code dealing with unlawful loans, dividends and distribution of assets. Indemnification for expenses is mandatory under the statutory provisions if the person has been successful on the merits or otherwise in any such proceeding. The indemnification authorized by statute is not exclusive.

     Article IV of Armco's Regulations provides that Armco shall indemnify directors, officers, employees or agents to full extent permitted by applicable law and may, subject to certain exceptions do so in cases where applicable law does not provide for indemnification if authorized by the directors upon the determination that such indemnification is in the best interest of Armco.

     Armco maintains insurance policies insuring Armco and its directors and officers against claims resulting from defined acts or omission to act, subject to various exclusions including pollution and antitrust claims and claim resulting from dishonesty. After certain deductibles, policies cover up to $100,000,000 for all losses in the year.

Item 7.  Exemption from Registration Claimed
- --------------------------------------------

     Not Applicable.

Item 8.  Exhibits
- -----------------

     4.  Instruments defining the rights of security holders.

           (i) Articles of Incorporation of Armco, as amended as of May 12, 1993, incorporated by reference to Exhibit 4.2 to Armco's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993.

          (ii)   Regulations of Armco, incorporated by reference to Exhibit
                 3.2 to Armco's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

          (iii) Shareholder Rights Agreement, dated as of June 27, 1986, between Armco and Harris Trust and Savings Bank, as Rights Agent, as Amended as of June 24, 1988, incorporated by reference to Exhibit 1 to Armco's Form 8-A, dated July 7, 1986, and Exhibit 1.1 to Armco's Form 8, dated July 11, 1988.

          (iv)   The Armco Thrift Plan for Hourly Employees.

    5.     Opinion re:  legality.

           (i) Opinion of Gary R. Hildreth, Esq., including the consent of such counsel.

           (ii) The Registrant hereby undertakes that it will submit or has submitted the Armco Thrift Plan for Hourly Employees and any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify such Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

     23.   Consents of experts and counsel.

             (i)  Consent of Deloitte & Touche.

             (ii) The consent of Gary R. Hildreth, Esq. is contained in the opinion filed as Exhibit 5(i) to this Registration Statement.

     24.  Powers of Attorney.

Item 9.  Undertakings
- ---------------------

     Armco hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
             Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Armco pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Armco hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Armco's Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Armco, Armco has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Armco of expenses incurred or paid by a director, officer or controlling person of Armco in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Armco will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, Armco Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on June 28, 1994.

                                          ARMCO INC. (1)



                                            	By:/s/ James F. Will
                                             -------------------------------
                                                James F. Will
                                                President and Chief
                                                Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 28, 1994.

          Signature                                       Title

                 *                            President, Chief Executive
   ----------------------------------         Officer and Director
          (James F. Will) (2)


	           *                             Vice President and Chief
   ----------------------------------          Financial Officer
          (David G. Harmer) (2)


                 *                             Controller
   ----------------------------------
          (Peter G. Leemputte) (2)


                                   DIRECTORS:

                 *                                         *
- ----------------------------------         -------------------------------
John J. Burns, Jr. (2)                     John H. Ladish (2)


                 *                                         *
- ----------------------------------         -------------------------------
David A. Duke (2)                          Bruce E. Robbins (2)


                 *                                         *
- ----------------------------------         -------------------------------
John C. Haley (2)                          John D. Turner (2)


                 *                                         *
- ----------------------------------         -------------------------------
Paul H. Henson (2)                         Burnell R. Roberts (2)
                                      -6-

(1) The Registrant is the employer sponsoring the Plan and the issuer of the securities being offered pursuant to the Plan.

(2) By his signature set forth below, Gary R. Hildreth has signed this Registration Statement as attorney for the persons noted above, in the capacities above stated, pursuant to powers of attorney filed with the Securities and Exchange Commission as exhibits to this Registration Statement.



                                   By:  /s/ Gary R. Hildreth
                                      --------------------------------------
                                      (Gary R. Hildreth, Attorney-in-Fact)


     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pittsburgh, State of Pennsylvania, this 28 day of June, 1994.


                                          ARMCO INC. THRIFT PLAN
                                          FOR HOURLY EMPLOYEES
                                          (The Plan)



                                       By:  /s/ James W. Edgerton
                                       ------------------------------------
                                       James W. Edgerton, Chairman
                                       Benefit Plan Administrative Committee



                                       By:  /s/ Barry M. Haller
                                       ------------------------------------
                                       Barry M. Haller, Member
                                       Benefit Plan Administrative Committee



                                       By:  /s/ Gregory R. Karavanich
                                          ----------------------------------
                                       Gregory R. Karavanich, Member
                                       Benefit Plan Administrative Committee

                                    EXHIBIT INDEX


Exhibit Number
- --------------

     4.  Instruments defining the rights of security holders.

      (i) Articles of Incorporation of Armco, as amended as of May 12, 1993, incorporated by reference to Exhibit 4.2 to Armco's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993.

     (ii) Regulations of Armco, incorporated by reference to Exhibit 3.2 to Armco's Quarterly Report on Form 10-Q for the quarter ended
            March 31, 1994.

    (iii) Shareholder Rights Agreement, dated as of June 27, 1986, between Armco and Harris Trust and Savings Bank, as Rights Agent, as Amended as of June 24, 1988, incorporated by reference to
            Exhibit 1 to Armco's Form 8-A, dated July 7, 1986, and Exhibit
            1.1 to Armco's Form 8, dated July 11, 1988.

   (iv)    The Armco Thrift Plan for Hourly Employees.

     5.    Opinion re:  legality.

          (i) Opinion of Gary R. Hildreth, Esq., including the consent of such counsel.

    23.   Consents of experts and counsel.

          (i)     Consent of Deloitte & Touche.

	   (ii) The consent of Gary R. Hildreth, Esq. is contained in the opinion filed as Exhibit 5(i) to this Registration Statement.

    24.    Powers of Attorney.